Exhibit 4.2

Name of Company:	VIMICRO INTERNATIONAL CORPORATION
Vimicro International Corporation	(Incorporated under the laws of the Cayman Islands)
	Number	Ordinary Shares
	[ ]	-[ ]-
Number:	US$50,000 Share Capital divided into
[ ]	484,352,868 Ordinary Shares of a par value of US$0.0001 each and
15,647,132 Series A Convertible Preferred Shares of a par value of US$0.0001 each

Ordinary Shares:	THIS IS TO CERTIFY THAT---------[ ]----------is the registered holder
[ ]
of----------[ ]---------Ordinary Shares in the

Issued to:
[ ]	above-named Company subject to the memorandum and articles of association thereof.

EXECUTED for and on behalf of the Company on 2005.

Dated
[share transfer letter dd 2005]
DIRECTOR

Transferred from:	THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR UPON DELIVERY OF AN OPINION FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS MADE PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SHAREHOLDERS AGREEMENT, DATED 12 OCTOBER, 2004, AMONG THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE SHAREHOLDERS AGREEMENT.

Exhibit 4.2

TRANSFER

I (the Transferor) for the value received

DO HEREBY transfer to (the Transferee) the

shares standing in my name in the

undertaking called

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor